UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Senior Term Loan Increase Supplement

On March 14, 2018, WMG Acquisition Corp. (“Warner Music Group” or the “Issuer”), an indirect, wholly-owned subsidiary of Warner Music Group Corp. (the “Company”), entered into an Increase Supplement (the “Increase Supplement”), dated as of March 14, 2018, among Warner Music Group, the Loan Parties (as defined therein) party thereto, WMG Holdings Corp., Credit Suisse AG, Cayman Islands Branch, as increasing lender, and Credit Suisse AG, as administrative agent, to the Credit Agreement, dated November 1, 2012, as amended by the amendments dated May 9, 2013, July 13, 2016, November 21, 2016, May 22, 2017 and December 6, 2017 (the “Senior Term Loan Credit Agreement”), among Warner Music Group, the guarantors party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent, pursuant to which the principal amount outstanding under the Senior Term Loan Credit Agreement was increased by $320 million to $1,326 million. A copy of the Increase Supplement is attached as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Increase Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Increase Supplement.

New Unsecured Notes Indenture

On March 14, 2018 (the “Closing Date”), Warner Music Group issued and sold $325 million in aggregate principal amount of its 5.500% Senior Notes due 2026 (the “Senior Notes”) under the Indenture, dated as of April 9, 2014 (the “Secured Notes Base Indenture”), among the Issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of March 14, 2018 (together with the Senior Notes Base Indenture, the “Senior Notes Indenture”), among the Issuer, the guarantors party thereto and the Trustee.

Interest on the Senior Notes will accrue at the rate of 5.50% per annum and be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2018.

Ranking

The Senior Notes will be Warner Music Group’s senior unsecured obligations. The Senior Notes will rank senior in right of payment to Warner Music Group’s subordinated indebtedness; rank equally in right of payment with all of Warner Music Group’s existing and future senior indebtedness, including the notes, the Existing Senior Secured Notes, the Existing Senior Notes to the extent the Existing Senior Notes are not repurchased, redeemed or discharged in full as described under “—Offering Circular Summary—Recent Developments—Tender Offers and Consent Solicitations” and indebtedness outstanding under the Senior Credit Facilities and any future senior secured credit facility; are effectively subordinated to Warner Music Group’s secured senior indebtedness, including the notes, the Existing Senior Secured Notes and indebtedness under the Senior Credit Facilities and any future senior secured credit facility, to the extent of the value of the collateral securing such indebtedness; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of Warner Music Group’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to Warner Music Group or one of its subsidiary guarantors).

Guarantees

The Senior Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the subsidiary guarantors. Each subsidiary guarantee will be a senior unsecured obligation of such subsidiary guarantor. Each subsidiary guarantee will rank senior in right of payment to all subordinated obligations of the subsidiary guarantor; will be effectively subordinated to the subsidiary guarantor’s existing secured obligations, including the subsidiary guarantor’s guarantee of the notes, the Existing Senior Secured Notes, obligations under the Senior Credit Facilities and any future senior secured credit facility, to the extent of the collateral securing such guarantee; will rank equally in right of payment with all of the subsidiary guarantor’s existing and future senior obligations, including the subsidiary guarantor’s guarantee of the notes, the Existing Senior Secured Notes, the Senior Credit Facilities and any future senior secured credit facility; and will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the subsidiary guarantor (other than indebtedness and liabilities owed to Warner Music Group or one of its subsidiary guarantors). Any subsidiary guarantee of the Senior Notes may be released in certain circumstances. In connection with the closing of the Senior Notes, Parent issued a guarantee whereby it fully and unconditionally guarantee (the “Guarantee”) the payments of Warner Music Group on the Senior Notes. A copy of the Guarantee is attached as Exhibit 4.2 hereto and incorporated herein by reference. The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Guarantee.

Optional Redemption

At any time prior to April 15, 2021, Warner Music Group may on any one or more occasions redeem up to 40% of the aggregate principal amount of Senior Notes (including the aggregate principal amount of any additional securities constituting the same series) issued under the Senior Notes Indenture, at its option, at a redemption price equal to 105.500% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of Senior Notes on the relevant record date to receive interest on the relevant interest payment date), with funds in an aggregate amount not exceeding the net cash proceeds of one or more equity offerings by Warner Music Group or any contribution to Warner Music Group’s common equity capital made with the net cash proceeds of one or more equity offerings by Warner Music Group’s direct or indirect parent; provided that: (1) at least 50% of the aggregate principal amount of Senior Notes originally issued under the Senior Notes Indenture (including the aggregate principal amount of any additional securities constituting Senior Notes issued under the Senior Notes Indenture) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such equity offering.

The Senior Notes may be redeemed, in whole or in part, at any time prior to April 15, 2021, at the option of Warner Music Group, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the applicable make-whole premium as of, and accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after April 15, 2021, Warner Music Group may redeem all or a part of the Senior Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Senior Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2021	102.750%
2022	101.375%
2023 and thereafter	100.000%

Change of Control

Upon the occurrence of a change of control, which is defined in the Senior Notes Base Indenture, each holder of the Senior Notes will have the right to require Warner Music Group to repurchase some or all of such holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The Senior Notes Indenture will contain covenants limiting, among other things, Warner Music Group’s ability and the ability of most of its subsidiaries to: incur additional indebtedness or issue certain preferred shares; pay dividends on or make distributions in respect of its capital stock or make investments or other restricted payments; create restrictions on the ability of its restricted subsidiaries to pay dividends to it or make certain other intercompany transfers; sell certain assets; create liens; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and enter into certain transactions with its affiliates.

Events of Default

The Senior Notes Indenture will also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on Senior Notes to become or to be declared due and payable.

The Senior Notes were issued under the Base Indenture, a copy of which is attached as Exhibit 4.3 to Warner Music Group Corp.’s Current Report on Form 8-K filed on April 10, 2014 and the Fifth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.4, each of which is incorporated herein by reference. The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the Increase Supplement and the Senior Notes is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Increase Supplement, dated March 14, 2018, among WMG Acquisition Corp., the lenders party thereto, WMG Holdings Corp., Credit Suisse AG, Cayman Islands Branch, as increasing lender, and Credit Suisse AG, as administrative agent.

4.2	Guarantee dated, March 14, 2018, issued by Warner Music Group Corp., relating to the 5.500% Senior Notes due 2026.

4.3	Indenture, dated as of April 9, 2014, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto, and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of unsecured senior notes in series.(1)

4.4	Fifth Supplemental Indenture, dated as of March 14, 2018, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 5.500% Senior Notes due 2026.

(1)	Incorporated by reference to Warner Music Group Corp.’s Current Report on Form 8-K filed on April 10, 2014 (File No. 001-32502).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: March 14, 2018

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